EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Post-Effective Amendment No. 114 to Registration Statement No. 33-572 on Form N-1A of our report dated September 14, 2007, relating to the financial statements and financial highlights of Eaton Vance Municipals Trust (the “Trust”), including Eaton Vance Connecticut Municipals Fund, Eaton Vance New Jersey Municipals Fund and Eaton Vance Pennsylvania Municipals Fund, appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2007.

/s/ Deloitte & Touche LLP February 28, 2008 Boston, Massachusetts